EXHIBIT 3.1.1     AMENDMENT TO ARTICLES OF INCORPORATION OF CHINA
                           DIRECT TRADING CORPORATION


                     Amendment to Articles of incorporation
                                       of
             China Direct Trading Corporation, a Florida corporation

  The Articles of Incorporation of China Direct Trading Corporation, a Florida corporation, is amended as follows:

Article 1 is hereby  amended  and  restated  as  follows:  "1.  The name of this
corporation  shall  be  CHDT  Corporation   (hereinafter   referred  to  as  the
"Corporation").